Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934
(Amendment No.   )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:
[ ]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                          Williamsburg Investment Trust
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[ ]  $125 per Exchange Act Rule 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(j)(2) or Item
     22(a)(2) of Schedule 14A.
[ ]  $500 per each party to the controversy pursuant to Exchange Act
     Rule 14a-6(i)(3).
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     1)   Title of each class of securities to which transaction applies:

          ----------------------------------------------------------------------
     2)   Aggregate number of securities to which transaction applies:

          ----------------------------------------------------------------------
     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

          ----------------------------------------------------------------------
     4)   Proposed maximum aggregate value of transaction:

          ----------------------------------------------------------------------
     5)   Total fee paid:

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

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     1)   Amount previously paid:

          ----------------------------------------------------------------------
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          ----------------------------------------------------------------------
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          ----------------------------------------------------------------------
     4)   Date filed:

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

                               THE JAMESTOWN FUNDS

Investment Advisor                                      Shareholder Services
Lowe, Brockenbrough & Tattersall, Inc.                  c/o MGF Service Corp
6620 W. Broad Street, Suite 300                             P.O. Box 5354
Richmond, Virginia 23230-1720                        Cincinnati, Ohio 45201-5354
1-804-288-0404                                             1-800-443-4249


                                 August 7, 1998

Dear Shareholder:

     You are cordially invited to attend a Special Meeting of Shareholders of The Jamestown International Equity Fund to be held on Wednesday, September 30, 1998, at 10:00 a.m., Eastern time, at the offices of Lowe, Brockenbrough & Tattersall, Inc. (the "Advisor"), 6620 West Broad Street, Suite 300, Richmond, Virginia 23230.

     The Special Meeting has been called because the Fund's sub-advisor, Oechsle International Advisors, L.P. ("Oechsle LP"), and its sole general partner, Oechsle Group L.P., intend to engage in a corporate reorganization and recapitalization (the "Reorganization") as a result of which Oechsle LP will be reorganized into Oechsle International Advisors, LLC ("Oechsle LLC"), a Delaware limited liability company. As a result of the Reorganization, (1) the seven general partners of Oechsle Group, L.P. will approximately double their current collective ownership interest in the Fund's sub-advisor, and (2) Dresdner Bank AG will sell its entire interest in Oechsle LP to Fleet Financial Group, Inc., which will thereafter hold approximately a 35% (on a fully diluted basis) non-voting interest in Oechsle LLC.

     Under the Investment Company Act of 1940, the Reorganization will be considered an assignment of the Fund's Sub-Advisory Agreement with Oechsle LP, thereby terminating the Agreement. We are therefore requesting approval from shareholders of a new sub-advisory agreement for the Fund as a result of the Reorganization. Upon completion of the Reorganization, Oechsle LLC will continue to carry on the business of Oechsle LP. Oechsle LLC will be operated from the same place of business with the same personnel currently employed by Oechsle LP, under the new corporate identity of Oechsle LLC.

     The new sub-advisory agreement and the Reorganization will not result in any changes in the scope of services received by the Fund, the portfolio management staff at Oechsle that is involved in managing the Fund's portfolio, the Fund's advisory or sub-advisory fee rates or any other expenses paid by the Fund.

     The Board of Trustees of the Fund has given full and careful consideration to each of the matters being presented to shareholders and has concluded that the proposals are in the best interests of the Fund and its shareholders. The Board of Trustees therefore recommends that you vote "FOR" each of the matters discussed herein.

     Regardless of the number of shares you own, it is important that they are represented and voted. If you cannot personally attend the Special Shareholders' Meeting, we would appreciate your promptly voting, signing and returning the enclosed proxy in the postage-paid envelope provided.

                                        Very truly yours,

                                        /s/ Austin Brockenbrough III

                                        Austin Brockenbrough III
                                        President

                          WILLIAMSBURG INVESTMENT TRUST
                         SPECIAL MEETING OF SHAREHOLDERS
                               SEPTEMBER 30, 1998

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF TRUSTEES

The Jamestown International Equity Fund

The undersigned hereby appoints Austin Brockenbrough III and Charles M. Caravati III, and each of them, as Proxies with power of substitution and hereby authorizes each of them to represent and to vote as provided on the reverse side, all shares of beneficial interest of the above Fund which the undersigned is entitled to vote at the special meeting of shareholders to be held on September 30, 1998 or at any adjournment thereof.

The undersigned acknowledges receipt of the Notice of Special Meeting and Proxy Statement dated August 4, 1998.


                                            Date: ______________________________

                                            NOTE:  Please  sign  exactly as your
                                            name  appears  on  this  proxy.   If
                                            signing  for  an  estate,  trust  or
                                            corporation,   title   or   capacity
                                            should be stated.  If the shares are
                                            held  jointly,  both signers  should
                                            sign,  although the signature of one
                                            will bind the other.

                                            ____________________________________

                                            ____________________________________

                                            Signature(s) PLEASE SIGN IN THE  BOX
                                            ABOVE

IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR THE PROPOSALS DESCRIBED HEREIN.

PLEASE VOTE BY FILLING IN THE APPROPRIATE BOX(ES) BELOW.

1. With respect to the approval or disapproval of a new Sub-Advisory Agreement among Williamsburg Investment Trust, Lowe, Brockenbrough & Tattersall, Inc. and Oechsle International Advisors, LLC, to become effective upon the closing of the proposed reorganization and recapitalization of Oechsle International Advisors, L.P.

     FOR                        AGAINST                          ABSTAIN
     [   ]                      [   ]                            [   ]

2. With respect to the ratification or rejection of the selection of Tait, Weller & Baker as the Fund's independent public accountants for the current fiscal year.

     FOR                        AGAINST                          ABSTAIN
     [   ]                      [   ]                            [   ]

3. In their discretion, the Proxies are authorized to vote upon such other matters as may properly come before the meeting.


PLEASE MARK YOUR PROXY, DATE AND SIGN IT ON THE REVERSE SIDE, AND RETURN IT PROMPTLY IN THE ACCOMPANYING ENVELOPE WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.

                          WILLIAMSBURG INVESTMENT TRUST
                     THE JAMESTOWN INTERNATIONAL EQUITY FUND

--------------------------------------------------------------------------------

                    NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                        TO BE HELD ON SEPTEMBER 30, 1998

--------------------------------------------------------------------------------

NOTICE IS HEREBY GIVEN that a special meeting of shareholders of The Jamestown International Equity Fund (the "Fund"), a series of Williamsburg Investment Trust (the "Trust"), will be held at the offices of Lowe, Brockenbrough & Tattersall, Inc. at 6620 West Broad Street, Suite 300, Richmond, Virginia 23230, on Wednesday, September 30, 1998 at 10:00 a.m., Eastern time, to consider and vote on the following matters:

1. To approve or disapprove a new Sub-Advisory Agreement among the Trust, Lowe, Brockenbrough & Tattersall, Inc. and Oechsle International Advisors, LLC, to become effective upon the closing of the proposed reorganization and recapitalization of Oechsle International Advisors, L.P.;

2. To ratify or reject the selection of Tait, Weller & Baker as the Fund's independent public accountants for the current fiscal year; and

3. To transact any other business, not currently contemplated, that may properly come before the meeting in the discretion of the proxies or their substitutes.

     Shareholders of record at the close of business on August 3, 1998 are entitled to notice of and to vote at this meeting or any adjournment thereof.

                                        By the order of the Board of Trustees

                                        /s/ John F. Splain

                                        John F. Splain
                                        Secretary

August 4, 1998

--------------------------------------------------------------------------------
Please execute the enclosed proxy and return it promptly in the enclosed envelope, thus avoiding unnecessary expense and delay. No postage is required if mailed in the United States. The proxy is revocable and will not affect your right to vote in person if you attend the meeting.

                          WILLIAMSBURG INVESTMENT TRUST

                     SPECIAL MEETING OF THE SHAREHOLDERS OF
                     THE JAMESTOWN INTERNATIONAL EQUITY FUND
                        To Be Held on September 30, 1998

--------------------------------------------------------------------------------
                                 PROXY STATEMENT
--------------------------------------------------------------------------------

     This proxy statement is furnished in connection with the solicitation by the Board of Trustees of Williamsburg Investment Trust ("the Trust") of proxies for use at the special meeting of shareholders or at any adjournment thereof. This Proxy Statement and form of proxy were first mailed to shareholders on or about August 7, 1998.

     The primary purpose of the meeting is to consider a new sub-advisory agreement for the Fund as a result of a proposed reorganization and recapitalization of the current sub-advisor of the Fund, Oechsle International Advisors, L.P., into a new legal entity known as Oechsle International Advisors, LLC ("Oechsle LLC"). If shareholders of the Fund approve the new sub-advisory agreement, Oechsle LLC will manage the portfolio of the Fund following the reorganization and recapitalization.

     A proxy, if properly executed, duly returned and not revoked, will be voted in accordance with the specifications thereon. A proxy which is properly executed which has no voting instructions as to a proposal will be voted for that proposal. A shareholder may revoke a proxy at any time prior to use by filing with the Secretary of the Trust an instrument revoking the proxy, by submitting a proxy bearing a later date, or by attending and voting at the meeting.

     The Trust has retained Management Information Services Corp. ("MIS") to solicit proxies for the special meeting. MIS is responsible for printing proxy cards, mailing proxy material to shareholders, soliciting brokers, custodians, nominees and fiduciaries, tabulating the returned proxies and performing other proxy solicitation services. The anticipated cost of such services is approximately $2,000 and will be paid by Oechsle LLC or an affiliate. Oechsle LLC or an affiliate will also pay the preparation, printing and postage costs of the solicitation and all other costs associated with the special meeting of shareholders.

     In addition to solicitation through the mails, proxies may be solicited by officers, employees and agents of the Trust without cost to the Fund. Such solicitation may be by telephone, facsimile or otherwise. Oechsle LLC or an affiliate will reimburse MIS, brokers, custodians, nominees and fiduciaries for the reasonable expenses incurred by them in connection with forwarding solicitation material to the beneficial owners of shares held of record by such persons.

     The Fund's most recent annual report is available at no charge by writing to the Trust at P.O. Box 5354, Cincinnati, Ohio 45201-5354, or by calling the Trust nationwide (toll-free) 800- 443-4249.

OUTSTANDING SHARES AND VOTING REQUIREMENTS

     The Board of Trustees has fixed the close of business on August 3, 1998 as the record date for the determination of shareholders entitled to notice of and to vote at the special meeting of shareholders or any adjournment thereof. As of the record date there were 3,620,921.195 shares of beneficial interest, no par value, of the Fund outstanding. All full shares of the Fund are entitled to one vote, with proportionate voting for fractional shares.

     On August 3, 1998, according to information available to the Trust, no other person owned of record or beneficially 5% or more of the Fund's outstanding shares on the record date.

     If a quorum (more than 50% of the outstanding shares of the Fund) is represented at the meeting, the vote of a majority of the outstanding shares of the Fund is required for approval of the new sub-advisory agreement among the Trust, Lowe, Brockenbrough & Tattersall, Inc. and Oechsle LLC (Proposal I). The vote of a majority of the outstanding shares means the vote of the lesser of (1) 67% or more of the shares present or represented by proxy at the meeting, if the holders of more than 50% of the outstanding shares are present or represented by proxy, or (2) more than 50% of the outstanding shares. If a quorum is present at the meeting but sufficient votes to approve any matter are not received, the persons named as proxies may propose one or more adjournments of the meeting to permit further solicitation of proxies. Any such adjournment will require the affirmative vote of a majority of those shares represented at the meeting in person or by proxy. A shareholder vote may be taken on one or more of the proposals in this proxy statement prior to any such adjournment if sufficient votes have been received and it is otherwise appropriate. Abstentions and "broker non-votes" are counted for purposes of determining whether a quorum is present but do not represent votes cast with respect to a proposal. "Broker non-votes" are shares held by a broker or nominee for which an executed proxy is received by the Fund, but are not voted as to one or more proposals because instructions have not been received from the beneficial owners or persons entitled to vote and the broker or nominee does not have discretionary voting power.

     The Trustees of the Trust intend to vote all their shares in favor of the proposals described herein. All Trustees and officers as a group owned of record or beneficially 5.9% of the Fund's outstanding shares on the record date.

I. APPROVAL OR DISAPPROVAL OF A NEW SUB-ADVISORY AGREEMENT WITH OECHSLE INTERNATIONAL ADVISORS, LLC

     Lowe, Brockenbrough and Tattersall, Inc. ("LB&T") has retained Oechsle International Advisors, L.P. ("Oechsle LP") to manage the Fund's investments pursuant to a Sub-Advisory Agreement among the Trust, LB&T and Oechsle LP (the "Current Agreement"). The Current Agreement is dated February 28, 1997 and was approved by shareholders of the Fund on that date. The Current Agreement was approved by the Board of Trustees, including a majority of the Trustees who are not interested persons, as defined in the Investment Company Act of 1940 (the "1940 Act"), of LB&T, Oechsle LP or the Trust (the "Independent Trustees"), on February 3, 1997.

     It is proposed that a new sub-advisory agreement (the "New Agreement") be entered into effective at the time of the reorganization and recapitalization of Oechsle LP that is described below (the "Reorganization"). The New Agreement will be identical to the Current Agreement, except that (1) the New Agreement will be dated as of the date of the Reorganization and (2) Oechsle International Advisors, LLC ("Oechsle LLC"), rather than Oechsle LP, will be a party to the New Agreement. Effective at the time of the Reorganization, Oechsle LP is being reorganized into Oechsle LLC, and thereafter Oechsle LLC will conduct the business that Oechsle LP conducted prior to that time. (Oechsle LP and Oechsle LLC are sometimes referred to herein as "Oechsle").

     Consummation of the Reorganization is subject to the satisfaction of a number of conditions. It is currently expected that the Reorganization will be effected on or about October 1, 1998.

     The New Agreement is being proposed because, under the 1940 Act, the Reorganization could be regarded as involving an "assignment" of the Current Agreement. The 1940 Act generally provides that an investment advisory or sub-advisory agreement relating to a mutual fund automatically terminates upon its "assignment." The New Agreement is being proposed in order to ensure that Oechsle LLC can act as the Fund's sub-advisor beginning at the time of the Reorganization.

     The New Agreement and the Reorganization will not result in any changes in the scope of the services received by the Fund, the portfolio management staff at Oechsle LP that is involved in managing the Fund's portfolio, the Fund's advisory or sub-advisory fee rates or any other expenses paid by the Fund. All costs associated with this Proxy Statement and the solicitation of shareholder votes are being paid by Oechsle LLC or an affiliate.

     CURRENT STRUCTURE OF OECHSLE LP. Oechsle LP is a Delaware limited partnership. Its sole general partner is Oechsle Group, L.P. ("Group LP"), a Delaware limited partnership. Walter Oechsle, as Managing General Partner of Group LP, is the chief executive officer of Oechsle LP and Group LP. In addition to Mr. Oechsle, the following persons are general partners of Group LP: S. Dewey Keesler, Jr., L. Sean Roche, Stephen P. Langer, Steven H. Schaefer, Warren Walker and Andrew S. Parlin. The principal occupation of all of the general partners of Group LP is as a partner of Group LP and officer of Oechsle LP. The address of Oechsle LP, Group LP and each general partner of Group LP is One International Place, Boston, Massachusetts 02110.

     Dresdner Asset Management (U.S.A.) Corporation ("DAMCO") currently owns a majority limited partnership interest in Oechsle LP. DAMCO is a wholly-owned subsidiary of Dresdner Bank AG. DAMCO's address is 75 Wall Street, New York, New York 10005. The address of Dresdner Bank AG is Jurgen-Ponto-Platz 1 60301, Frankfurt am Main, Germany.

     Oechsle LP acts as sub-adviser to several other mutual funds that have investment objectives similar to the Fund's. Exhibit A attached hereto sets forth the name and asset size of these other mutual funds and the rate of Oechsle's compensation as sub-adviser to each of them.

     CERTAIN OWNERSHIP CHANGES EFFECTED BY THE REORGANIZATION. As part of the Reorganization, Oechsle LP will be reorganized into Oechsle LLC, which will thereafter conduct the business that Oechsle LP conducted prior to that time. Also as part of the Reorganization, (1) the seven general partners of Group LP will approximately double their current collective ownership interest in Oechsle, (2) Dresdner Bank AG will sell the stock of DAMCO to Fleet Financial Group, Inc. ("Fleet"), which will thereafter hold approximately a 35% (on a fully diluted basis) interest in Oechsle, which will not constitute voting securities, and Dresdner Bank AG will no longer hold any interest in Oechsle.

     STRUCTURE FOLLOWING THE REORGANIZATION. Oechsle LLC is a Delaware limited liability company. Its Member Manager will be Oechsle Group, LLC, a Delaware limited liability company ("Group LLC") which will own approximately a 44% (on a fully diluted basis) interest in Oechsle LLC. The seven current general partners of Group LP will collectively own approximately an 89% interest in Group LLC. The management, policies and control of

Oechsle LLC will, subject to certain limitations, be vested exclusively in Group LLC. Day-to-day management of Oechsle LLC will be exercised by the Management Committee of Group LLC, which will consist of Messrs. Keesler, Roche, Langer, Walker and Parlin.

     The address of Oechsle LLC and Group LLC is One International Place, Boston, Massachusetts 02110. The address of Fleet is One Federal Street, Boston, Massachusetts 02110.

     THE NEW SUB-ADVISORY AGREEMENT. The terms and conditions of the New Agreement are identical to those of the Current Agreement with the exception of the effective date and the change in the identity of the contracting party from Oechsle LP to Oechsle LLC.

     Under the New Agreement, Oechsle LLC will select portfolio securities for investment by the Fund, purchase and sell securities of the Fund, and upon making any purchase or sale decision, place orders for the execution of such portfolio transactions, all in accordance with the 1940 Act and any rules thereunder, applicable state securities laws, the supervision and control of the Board of Trustees of the Trust and the investment objectives, policies and restrictions of the Fund. Oechsle LLC will receive a fee from LB&T, computed and accrued daily and paid monthly, at an annual rate of 0.50% of the average value of the daily net assets of the Fund. This is the same fee that Oechsle LP currently receives from LB&T under the Current Agreement. For the fiscal year ended March 31, 1998, Oechsle LP received fees of $177,730 from LB&T.

     The New Agreement directs Oechsle LLC to give primary consideration to the best net price and the most favorable execution in the selection of brokers and dealers to execute portfolio transactions for the Fund. Consistent with this obligation, when Oechsle LLC believes two or more brokers are comparable in price and execution, Oechsle LLC may prefer (i) brokers and dealers who provide the Fund with research advice and other services, or who recommend or sell Fund shares, and (ii) brokers who are affiliated persons of the Trust, Oechsle LLC or LB&T.

     If the New Agreement is approved by the Fund's shareholders, it will become effective upon the consummation of the Reorganization. The New Agreement provides that it will remain in force for an initial term of two years and from year to year thereafter, subject to annual approval by (a) the Board of Trustees or (b) a vote of a majority (as defined in the 1940 Act) of the outstanding voting securities of the Fund; provided that in either event continuance is also approved by a majority of the Independent Trustees, by a vote cast in person at a meeting called for the purpose of voting on such approval. The New Agreement may be terminated at any time, on sixty days' written notice, without the payment of any penalty, by the Board of

Trustees, by a vote of a majority of the outstanding voting securities of the Fund, by LB&T, or by Oechsle LLC. The New Agreement automatically terminates in the event of its assignment, as defined by the 1940 Act and the rules thereunder.

     The New Agreement provides that Oechsle LLC shall not be liable for any act or omission unless such act or omission shall have resulted from Oechsle LLC's willful misfeasance, bad faith or negligence or from a violation of the standard of care established by the Agreement.

     The New Agreement is attached as Exhibit B. The description set forth in this Proxy Statement of the New Agreement is qualified in its entirety by reference to Exhibit B.

     In the event that shareholders of the Fund do not approve the New Agreement and the Reorganization is consummated, the Board of Trustees will promptly seek to obtain for the Fund interim sub-advisory services either from LB&T or from another advisory organization. Thereafter, the Board of Trustees would either negotiate a new sub-advisory agreement with an advisory organization selected by the Board or make other appropriate arrangements, in either event subject to approval by the shareholders of the Fund. In the event the Reorganization is not consummated for any reason, Oechsle LP will continue to serve as the sub-advisor of the Fund pursuant to the terms of the Current Agreement.

     EVALUATION BY THE BOARD OF TRUSTEES. On June 1, 1998, the Board of Trustees, including a majority of the Independent Trustees, by vote cast in person, unanimously approved, subject to the required shareholder approval described herein, the New Agreement.

     In considering approval of the New Agreement, the Board of Trustees carefully evaluated information it deemed necessary to enable it to determine whether the New Agreement will be in the best interests of the Fund and its shareholders. In making the recommendation to approve the New Agreement, the Trustees evaluated the experience of Oechsle LLC's key personnel in institutional investing, the quality of services Oechsle LLC is expected to provide to the Fund and the compensation proposed to be paid to Oechsle LLC. The Trustees have given careful consideration to all factors deemed to be relevant to the Fund, including, but not limited to: (1) the performance of the Fund as compared to similar mutual funds; (2) the nature and the quality of the services expected to be rendered to the Fund by Oechsle LLC; (3) the distinct investment objective and policies of the Fund; (4) the level of fees paid to Oechsle by comparable mutual funds; (5) that the compensation payable to Oechsle LLC under the New Agreement will be at the same rate as the compensation now payable under the Current Agreement; (6) that the terms of the New Agreement are substantially identical to the terms of the Current Agreement; (7) the history, reputation, qualification and background of Oechsle, as well as the qualifications of the key personnel of Oechsle; (8) the financial condition of Oechsle; and (9) the commitment of Oechsle LLC or an affiliate to pay for all expenses incurred in connection with the Reorganization and the solicitation of shareholder votes.

THE BOARD OF TRUSTEES RECOMMENDS THAT SHAREHOLDERS APPROVE THE NEW SUB-ADVISORY AGREEMENT.

     INFORMATION ON LB&T. LB&T was organized as a Virginia corporation in 1970 and its controlling shareholder is Austin Brockenbrough III. LB&T is registered as an investment advisor with the U.S. Securities and Exchange Commission. Its address is 6620 West Broad Street, Suite 300, Richmond, Virginia 23230. The principal executive officer of LB&T is Mr. Brockenbrough, who also serves as President of the Fund and a Trustee of the Trust.

     Pursuant to an Advisory Agreement with the Trust, LB&T or a sub-adviser retained by LB&T selects portfolio securities for investment by the Fund, purchases and sells securities of the Fund, and upon making any purchase or sale decision, places orders for the execution of such portfolio transactions, all in accordance with the 1940 Act and any rules thereunder, applicable state securities laws, the supervision and control of the Board of Trustees of the Trust and the investment objectives, policies and restrictions of the Fund. LB&T also provides certain executive personnel for the Trust and any necessary office space, facilities and equipment necessary for the conduct of its advisory activities on behalf of the Fund. LB&T receives a fee from the Fund, computed and accrued daily and paid monthly, at an annual rate of 1.00% of the average value of the daily net assets of the Fund.

     LB&T serves as the investment advisor to corporations, retirement trusts, pension and profit sharing plans, other businesses and institutional accounts and individuals, having aggregate assets under LB&T's management of approximately $1.7 billion. LB&T also serves as investment advisor to The Jamestown Equity Fund, The Jamestown Balanced Fund and The Jamestown Tax Exempt Virginia Fund, three other series of the Trust.

     OTHER INFORMATION. Countrywide Fund Services, Inc. serves as the Fund's administrator, transfer and dividend disbursing agent, and accounting and pricing agent. The address of Countrywide Fund Services, Inc. is 312 Walnut Street, 21st Floor, Cincinnati, Ohio 45202. Countrywide Fund Services, Inc. is a wholly-owned indirect subsidiary of Countrywide Credit

Industries, Inc., a New York Stock Exchange listed company principally engaged in the business of residential mortgage lending.

II.  RATIFICATION OF INDEPENDENT PUBLIC ACCOUNTANTS

     Tait, Weller & Baker has been selected as the Fund's independent public accountants for the current fiscal year by the Board of Trustees, including a majority of the Independent Trustees. The employment of Tait, Weller & Baker is conditional upon the right of the Trust, by a vote of a majority of its outstanding shares, to terminate the employment without any penalties.

     Tait, Weller & Baker has acted as the Fund's independent public accountants since the Fund's commencement of operations. If the Fund's shareholders do not ratify the selection of Tait, Weller & Baker, other certified public accountants will be considered for selection by the Board of Trustees.

     Representatives of Tait, Weller & Baker are not expected to be present at the meeting although they will have an opportunity to attend and to make a statement, if they desire to do so. If representatives of Tait, Weller & Baker are present, they will be available to respond to appropriate questions from shareholders.

THE BOARD OF TRUSTEES RECOMMENDS THAT SHAREHOLDERS RATIFY THE SELECTION OF TAIT, WELLER & BAKER AS THE FUND'S INDEPENDENT PUBLIC ACCOUNTANTS.

III. OTHER BUSINESS

     The proxy holders have no present intention of bringing any matter before the meeting other than that specifically referred to above or matters in connection with or for the purpose of effecting the same. Neither the proxy holders nor the Board of Trustees are aware of any matters which may be presented by others. If any other business shall properly come before the meeting, the proxy holders intend to vote thereon in accordance with their best judgment.

     Any shareholder proposal intended to be presented at the next shareholder meeting must be received by the Trust for inclusion in its Proxy Statement and form of Proxy relating to such meeting at a reasonable time before the solicitation of proxies for the meeting is made.

                                        By Order of the Board of Trustees

                                        /s/ John F. Splain

                                        John F. Splain
                                        Secretary

Date: August 4, 1998

--------------------------------------------------------------------------------
Please complete, date and sign the enclosed Proxy and return it promptly in the enclosed reply envelope. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.

                                                                       EXHIBIT A
                                                                       ---------

                      Oechsle International Advisors, L.P.
             Management Fee Schedules for Subadvisory Relationships


THE AAL VARIABLE PRODUCT INTERNATIONAL STOCK PORTFOLIO, A PORTFOLIO FUND OF THE AAL VARIABLE PRODUCT SERIES

                                                        Approximate Assets Under
                                                        Management as of 3/31/98
Fee Schedule                                                     (millions)

1st $20 million                        .54%                          $11
Next $30 million                       .45%
Over $50 million                       .36%


THE INTERNATIONAL EQUITY FUND, A PORTFOLIO OF THE GALAXY FUND (FLEET BANK)

                                                        Approximate Assets Under
                                                        Management as of 3/31/98
Fee Schedule                                                     (millions)

1st $50 million                        .40%                         $384
Over $50 million                       .35%


THE MMA PRAXIS INTERNATIONAL FUND, A SERIES PORTFOLIO OF THE MMA
PRAXIS MUTUAL FUND

                                                        Approximate Assets Under
                                                        Management as of 3/31/98
Fee Schedule                                                     (millions)

All Assets                             .50%                         $22


INTERNATIONAL FUND, A PORTFOLIO OF FRANK RUSSELL INVESTMENT
COMPANY

                                                        Approximate Assets Under
                                                        Management as of 3/31/98
Fee Schedule                                                     (millions)

1st $50 million                        .40%                         $209
Next $600 million                      .35%
Over $650 million                      .30%

INTERNATIONAL SECURITIES FUND, A PORTFOLIO OF FRANK RUSSELL INVESTMENT COMPANY

                                                        Approximate Assets Under
                                                        Management as of 3/31/98
Fee Schedule                                                     (millions)

1st $50 million                        .40%                         $178
Next $600 million                      .35%
Over $650 million                      .30%


INTERNATIONAL EQUITY INVESTMENTS, A PORTFOLIO OF CONSULTING GROUP CAPITAL MARKETS FUNDS, LTD. (A SMITH BARNEY MANAGED FUND)

                                                        Approximate Assets Under
                                                        Management as of 3/31/98
Fee Schedule                                                     (millions)

All Assets                             .40%                         $626

                                                                       EXHIBIT B
                                                                       ---------

                             SUB-ADVISORY AGREEMENT


Oechsle International Advisors, LLC
One International Place
Boston, Massachusetts 02110

Ladies and Gentlemen:

     Williamsburg Investment Trust (the "Trust") is an open-end management investment company registered under the Investment Company Act of 1940, as amended (the "Act"), and subject to the rules and regulations promulgated thereunder. The Trust's shares of beneficial interest are divided into separate series or funds. Each such share of a fund represents an undivided interest in the assets, subject to the liabilities, allocated to that fund. Each fund has separate investment objectives and policies. The Jamestown International Equity Fund (the "Fund") has been established as a series of the Trust.

     Lowe, Brockenbrough & Tattersall, Inc. (the "Adviser") acts as the investment manager for the Fund pursuant to the terms of an Investment Advisory Agreement. The Adviser is responsible for the coordination of investment of the Fund's assets in portfolio securities. However, specific portfolio purchases and sales for the investment portfolio of the Fund may be made by advisory organizations recommended by the Adviser and approved by the Board of Trustees of the Trust.

     1. APPOINTMENT AS SUB-ADVISER. The Trust being duly authorized hereby appoints and employs Oechsle International Advisors, LLC (the "Sub-Adviser") as the discretionary portfolio manager of the Fund, on the terms and conditions set forth herein.

     2. ACCEPTANCE OF APPOINTMENT; STANDARD OF PERFORMANCE. The Sub-Adviser accepts the appointment as the discretionary portfolio manager and agrees to use its best professional judgment to make timely investment decisions for the Fund in accordance with the provisions of this Agreement.

     3. PORTFOLIO MANAGEMENT SERVICES OF SUB-ADVISER. The Sub-Adviser is hereby employed and authorized to select portfolio securities for investment by the Fund, to purchase and sell securities of the Fund, and upon making any purchase or sale decision, to place orders for the execution of such portfolio transactions in accordance with paragraphs 5 and 6 hereof. In providing portfolio management services to the Fund, the Sub-Adviser shall be subject to such investment restrictions as are set forth in the Act and the rules thereunder, the Internal Revenue Code, applicable state securities laws, the supervision and control of the Board of Trustees of the Trust, such specific instructions as the Board of Trustees may adopt and communicate to the Sub-Adviser, the investment objectives, policies and restrictions of the Fund furnished pursuant to paragraph 4, the provisions of Schedule A hereto and instructions from the Adviser. The Sub-Adviser is not authorized by the Fund to take any action, including the purchase or sale of securities for the Fund, in contravention of any restriction, limitation, objective, policy or instruction described in the previous sentence. The Sub-Adviser shall maintain on behalf of the Fund the records listed in Schedule A hereto (as amended from time to time). At the Trust's reasonable request, the Sub-Adviser will consult with the Adviser with respect to any decision made by it with respect to the investments of the Fund.

     4. INVESTMENT OBJECTIVES, POLICIES AND RESTRICTIONS. The Trust will provide the Sub-Adviser with the statement of investment objectives, policies and restrictions applicable to the Fund as contained in the Fund's registration statements under the Act and the Securities Act of 1933, and any instructions adopted by the Board of Trustees supplemental thereto. The Trust will provide the Sub-Adviser with such further information concerning the investment objectives, policies and restrictions applicable thereto as the Sub-Adviser may from time to time reasonably request. The Trust retains the right, on written notice to the Sub-Adviser from the Trust or the Adviser, to modify any such objectives, policies or restrictions in any manner at any time.

     5. TRANSACTION PROCEDURES. All transactions will be consummated by payment to or delivery by The Northern Trust Company or any successor custodian (the "Custodian"), or such depositories or agents as may be designated by the Custodian in writing, as custodian for the Fund, of all cash and/or securities due to or from the Fund, and the Sub-Adviser shall not have possession or custody thereof. The Sub-Adviser shall advise the Custodian and confirm in writing to the Trust and to the Adviser all investment orders for the Fund placed by it with brokers and dealers. The Sub-Adviser shall issue to the Custodian such instructions as may be appropriate in connection with the settlement of any transaction initiated by the Sub-Adviser. It shall be the responsibility of the Sub-Adviser to take appropriate action if the Custodian fails to confirm in writing proper execution of the instructions.

     6. ALLOCATION OF BROKERAGE. The Sub-Adviser shall have the authority and discretion to select brokers and dealers to execute portfolio transactions initiated by the Sub-Adviser, and for the selection of the markets on or in which the transactions will be executed.

     A.   In doing so,  the  Sub-Adviser  will  give  primary  consideration  to securing the best net price and the most favorable execution, taking into account such factors as price (including the applicable brokerage commission or dealer spread), the execution capability, financial responsibility and responsiveness of the broker or dealer and the brokerage and research services provided by the broker or dealer. It is understood that neither the Fund, the Adviser nor the Sub-Adviser have adopted a formula for allocation of the Fund's investment transaction business. Consistent with the Rules of Fair Practice of the National Association of Securities Dealers, Inc., and subject to seeking best qualitative execution, the Sub-Adviser may give consideration to sales of shares of the Fund as a factor in the selection of brokers and dealers to execute portfolio transactions of the Fund.

     On occasions when the Sub-Adviser deems the purchase or sale of a security to be in the best interest of the Fund as well as other clients, the Sub-Adviser, to the extent permitted by applicable laws and regulations, may, but shall be under no obligation to, aggregate the securities to be sold or purchased in order to obtain the most favorable price or lower brokerage commissions and efficient execution. In such event, allocation of the securities so purchased or sold, as well as expenses incurred in the transaction, will be made by the Sub-Adviser in the manner it considers to be the most equitable and consistent with its fiduciary obligations to the Fund with respect to the Fund and to such other clients.

     For each fiscal quarter of the Fund, the Sub-Adviser shall prepare and render reports to the Adviser and the Trust's Board of Trustees of the total brokerage business placed and the manner in which the allocation has been accomplished. Such reports shall set forth at a minimum the information required to be maintained by Rule 31a-1(b)(9) under the Act.

     B. Adviser may execute portfolio transactions for the Fund's account with a broker or dealer which is an "affiliated person" (as defined in the Act) of the Trust, the Adviser or the Sub-Adviser or any other investment adviser of the Trust. The Adviser agrees that it will provide the Sub-Adviser with a list of brokers and dealers which are "affiliated persons" of the Trust, the Adviser or the Sub-Adviser.

     7. PROXIES. The Trust will vote all proxies solicited by or with respect to the issuers of securities in which assets of the Fund may be invested from time to time. At the Fund's request, the Sub-Adviser shall provide the Trust with its recommendations as to the voting of such proxies.

     8. REPORTS TO THE SUB-ADVISER. The Trust will provide the Sub-Adviser with such periodic reports concerning the status of the Fund as the Sub-Adviser may reasonably request.

     9. FEES FOR SERVICES. For the services provided to the Fund, the Adviser (not the Fund) shall pay the Sub-Adviser a fee equal to one-half of the advisory fee (net of fee waivers, whether they be required by law or undertaken voluntarily) received by the Adviser from the Fund.

     The Sub-Adviser's fees shall be payable monthly within ten days following the end of each month. Pursuant to the provisions of the Investment Advisory Agreement between the Trust and the Adviser, the Adviser is solely responsible for the payment of fees to the Sub-Adviser, and the Sub-Adviser agrees to seek payment of the Sub-Adviser's fees solely from the Adviser.

     10. OTHER INVESTMENT ACTIVITIES OF THE SUB-ADVISER. The Trust acknowledges that the Sub-Adviser or one or more of its affiliates may have investment responsibilities or render investment advice to or perform other investment advisory services for other individuals or entities and that the Sub- Adviser, its affiliates or any of its or their directors, officers, agents or employees may buy, sell or trade in any securities for its or their respective accounts ("Affiliated

Accounts"). Subject to the provisions of paragraph 2 hereof, the Trust agrees that the Sub-Adviser or its affiliates may give advice or exercise investment responsibility and take such other action with respect to other Affiliated Accounts which may differ from the advice given or the timing or nature of action taken with respect to the Fund, provided that the Sub-Adviser acts in good faith, and provided further, that it is the Sub-Adviser's policy to allocate, within its reasonable discretion, investment opportunities to the Fund over a period of time on a fair and equitable basis relative to the Affiliated Accounts, taking into account the investment objectives and policies of the Fund and any specific investment restrictions applicable thereto. The Trust acknowledges that one or more of the Affiliated Accounts may at any time hold, acquire, increase, decrease, dispose of or otherwise deal with positions in investments in which the Fund may have an interest from time to time, whether in transactions which involve the Fund or otherwise. The Sub-Adviser shall have no obligation to acquire for the Fund a position in any investment which any Affiliated Account may acquire, and the Trust shall have no first refusal, co-investment or other rights in respect of any such investment, either for the Fund or otherwise.

     11. CERTIFICATE OF AUTHORITY. The Trust, the Adviser and the Sub-Adviser shall furnish to each other from time to time certified copies of the resolutions of their Board of Trustees or Board of Directors or executive committees, as the case may be, evidencing the authority of officers and employees who are authorized to act on behalf of the Trust, the Fund, the Adviser and/or the Sub-Adviser.

     12. LIMITATION OF LIABILITY. The Sub-Adviser shall not be liable for any action taken, omitted or suffered to be taken by it in its reasonable judgment, in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement, or in accordance with (or in the absence of) specific directions or instructions from the Trust, provided, however, that such acts or omissions shall not have resulted from the Sub-Adviser's willful misfeasance, bad faith or negligence, a violation of the standard of care established by and applicable to the Sub-Adviser in its actions under this Agreement or breach of its duty or of its obligations hereunder. Nothing in this paragraph 12 shall be construed in a manner inconsistent with Sections 17(h) and (i) of the Act.

     13. CONFIDENTIALITY. Subject to the duty of the Sub-Adviser and the Trust to comply with applicable law, including any demand of any regulatory or taxing authority having jurisdiction, the parties hereto shall treat as confidential all information pertaining to the Fund and the actions of the Sub-Adviser and the Trust in respect thereof.

     14. ASSIGNMENT. No assignment of this Agreement shall be made by the Sub-Adviser, and this Agreement shall terminate automatically in the event of such assignment. The Sub-Adviser shall notify the Trust in writing sufficiently in advance of any proposed change of control, as defined in Section 2(a)(9) of the Act, as will enable the Trust to consider whether an assignment will occur, and to take the steps necessary to enter into a new contract with the Sub-Adviser.

     15. REPRESENTATIONS, WARRANTIES AND AGREEMENTS OF THE TRUST. The Trust represents, warrants and agrees that:

     A. The Sub-Adviser has been duly appointed by the Board of Trustees of the Trust to provide investment services to the Fund as contemplated hereby.

     B. The Trust will deliver to the Sub-Adviser a true and complete copy of its then current prospectus and statement of additional information as effective from time to time and such other documents or instruments governing the investments of the Fund and such other information as is necessary for the Sub-Adviser to carry out its obligations under this Agreement.

     C. The Trust is currently in compliance and shall at all times comply with the requirements imposed upon the Fund by applicable laws and regulations.

     16. REPRESENTATIONS, WARRANTIES AND AGREEMENTS OF THE SUB-ADVISER. The Sub-Adviser represents, warrants and agrees that:

     A. The Sub-Adviser is registered as an "investment adviser" under the Investment Advisers Act of 1940.

     B. The Sub-Adviser will maintain, keep current and preserve on behalf of the Fund, in the manner and for the time periods required or permitted by the Act, the records identified in Schedule A. The Sub-Adviser agrees that such records (unless otherwise indicated on Schedule A) are the property of the Trust, and will be surrendered to the Trust promptly upon request.

     C. The Sub-Adviser will complete such reports concerning purchases or sales of securities on behalf of the Fund as the Adviser or the Trust may from time to time require to ensure compliance with the Act, the Internal Revenue Code and applicable state securities laws.

     D. The Sub-Adviser will adopt a written code of ethics complying with the requirements of Rule 17j-1 under the Act and will provide the Trust with a copy of the code of ethics and evidence of its adoption. Within forty-five (45) days of the end of the last calendar quarter of each year while this Agreement is in effect, the president or a vice president of the Sub-Adviser shall certify to the Trust that the Sub-Adviser has complied with the requirements of Rule 17j-1 during the previous year and that there has been no violation of the Sub-Adviser's code of ethics or, if such a violation has occurred, that appropriate action was taken in response to such violation. Upon the written request of the Trust, the Sub-Adviser shall submit to the Trust the reports required to be made to the Sub-Adviser by Rule 17j-1(c)(1).

     E. The Sub-Adviser will promptly after filing with the Securities and Exchange Commission an amendment to its Form ADV furnish a copy of such amendment to the Trust and to the Adviser.

     F. Upon request of the Trust, the Sub-Adviser will provide assistance to the Custodian in the collection of income due or payable to the Fund. With respect to income from foreign sources, the Sub-Adviser will undertake any reasonable procedural steps required to reduce, eliminate or reclaim non-U.S. withholding taxes under the terms of applicable United States income tax treaties.

     G. The Sub-Adviser will immediately notify the Trust and the Adviser of the occurrence of any event which would disqualify the Sub-Adviser from serving as an investment adviser of an investment company pursuant to Section 9(a) of the Act or otherwise.

     17. AMENDMENT. This Agreement may be amended at any time, but only by written agreement between the Sub-Adviser and the Trust, which amendment, other than amendments to Schedule A, is subject to the approval of the Board of Trustees and the shareholders of the Fund in the manner required by the Act and the rules thereunder, subject to any applicable exemptive order of the Securities and Exchange Commission modifying the provisions of the Act with respect to approval of amendments to this Agreement.

     18. EFFECTIVE DATE; TERM. This Agreement shall become effective on the date of its execution and, unless sooner terminated as provided herein, shall remain in force for a period of two years, and from year to year thereafter but only so long as such continuance is specifically approved at least annually by the vote of a majority of the Trustees who are not interested persons of the Trust, the Adviser or the Sub-Adviser, cast in person at a meeting called for the purpose of voting on such approval, and by a vote of the Board of Trustees or of a majority of the outstanding voting securities of the Fund. The aforesaid requirement that this Agreement may be continued "annually" shall be construed in a manner consistent with the Act and the rules and regulations thereunder.

     19. TERMINATION. This Agreement may be terminated by the Trust, by the Adviser or by the Sub-Adviser, without the payment of any penalty, immediately upon written notice to the other in the event of a breach of any provision thereof by the party so notified, or otherwise upon sixty (60) days' written notice to the other, but any such termination shall not affect the status, obligations or liabilities of any party hereto to the other.

     20. SHAREHOLDER LIABILITY. The Sub-Adviser is hereby expressly put on notice of the limitation of shareholder liability as set forth in the Declaration of Trust of the Trust, which is on file with the Secretary of the Commonwealth of Massachusetts, and agrees that obligations assumed by the Trust pursuant to this Agreement shall be limited in all cases to the Fund and its assets. The Sub-Adviser agrees that it shall not seek satisfaction of any such obligations from the shareholders or any individual shareholder of the Fund, nor from the Trustees or any individual Trustee of the Trust.

     21. DEFINITIONS. As used in paragraphs 14 and 18 of this Agreement, the terms "assignment," interested person" and "vote of a majority of the outstanding voting securities" shall have the meanings set forth in the Act and the rules and regulations thereunder.

     22. APPLICABLE LAW. To the extent that state law is not preempted by the provisions of any law of the United States heretofore or hereafter enacted, as the same may be amended from time to time, this Agreement shall be administered, construed and enforced according to the laws of the Commonwealth of Virginia.

LOWE, BROCKENBROUGH &                   WILLIAMSBURG INVESTMENT TRUST
TATTERSALL, INC.

By:____________________________         By:____________________________

Title: President                        Title: Chairman

Date:  October 1, 1998                  Date:  October 1, 1998


                                   ACCEPTANCE
                                   ----------

     The foregoing Agreement is hereby accepted.

                                        OECHSLE INTERNATIONAL ADVISORS, LLC

                                        By:____________________________

                                        Title:_________________________

                                        Date: October 1, 1998

                                   SCHEDULE A

                   RECORDS TO BE MAINTAINED BY THE SUB-ADVISER
                   -------------------------------------------

1. (Rule 31a-1(b)(5) and (6)) A record of each brokerage order, and all other portfolio purchases or sales, given by the Sub-Adviser on behalf of the Fund for, or in connection with, the purchase or sale of securities, whether executed or unexecuted. Such records shall include:

     A.   The name of the broker;

     B. The terms and conditions of the order and of any modification or cancellation thereof;

     C.   The time of entry or cancellation;

     D.   The price at which executed;

     E.   The time of receipt of a report of execution; and

     F.   The name of the person who placed the order on behalf of the Fund.

2.   (Rule  31a-1(b)(9)) A record for each fiscal quarter,  completed within ten
     (10) days after the end of the quarter, showing specifically the basis or bases upon which the allocation of orders for the purchase and sale of portfolio securities to named brokers or dealers was effected, and the division of brokerage commissions or other compensation on such purchase and sale orders. Such record:

     A.   Shall include the consideration given to:

          (i)   The sale of shares of the Fund by brokers or dealers.

          (ii)  The supplying of services or benefits by brokers or dealers to:

                (a)  The Trust;

                (b)  the Adviser;

                (c)  the Sub-Adviser;

                (d)  any other investment adviser of the Trust; and

                (e)  any person affiliated with the foregoing persons.

          (iii) Any other consideration other than the technical qualifications of the brokers and dealers as such.

     B.   Shall show the nature of the services or benefits made available.

     C. Shall describe in detail the application of any general or specific formula or other determinant used in arriving at such allocation of purchase and sale orders and such division of brokerage commissions or other compensation.

     D. The name of the person responsible for making the determination of such allocation and such division of brokerage commissions or other compensation.

3. (Rule 31a-1(b)(10)) A record in the form of an appropriate memorandum identifying the person or persons, committees or groups authorizing the purchase or sale of portfolio securities. Where an authorization is made by a committee or group, a record shall be kept of the names of its members who participate in the authorization. There shall be retained as part of this record: any memorandum, recommendation or instruction supporting or authorizing the purchase or sale of portfolio securities and such other information as is appropriate to support the authorization.*

4. (Rule 31a-1(f)) Such accounts, books and other documents as are required to be maintained by registered investment advisers by rules adopted under
     Section 204 of the Investment Advisers Act of 1940, to the extent such records are necessary or appropriate to record the Sub-Adviser's transactions with respect to the Fund.

----------------------------
     *Such information might include: the current Form 10-K, annual and quarterly reports, press releases, reports by analysts and from brokerage firms (including their recommendation; i.e., buy, sell, hold) or any internal reports or portfolio adviser reviews.

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